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                                                                   EXHIBIT 10.21

                   EMPLOYMENT SEPARATION AND RELEASE AGREEMENT

         This Employment Separation and Release Agreement (the "Agreement") is entered into between Penelope A. Herscher ("Executive") and Cadence Design Systems, Inc. ("Cadence", and together with Executive, the "Parties").

         1. TERMINATION DATE. Executive's employment with Cadence will terminate at the close of business on January 30, 2004 (the "Termination Date"); provided, however, that Executive will be relieved of her duties effective January 8, 2004 (the "Relinquish Date") and Executive will no longer report to work, or otherwise have access to Cadence's computer system, including her email, and her employment location, following the Relinquish Date.

         2. SALARY AND BENEFITS THROUGH TERMINATION DATE. For the period ending on the Termination Date, Executive will be paid all accrued salary, and will continue to receive all benefits and participate in all benefit programs for which Executive was eligible prior to the Termination Date. Cadence and Executive acknowledge that no bonuses will be paid for 2003. Upon the Termination Date, Executive will be eligible to continue health insurance coverage pursuant to COBRA. Except as provided by this Agreement, Executive will not be entitled to any other compensation or benefits following the Termination Date. Executive's funds invested in Cadence's Non-Qualified Deferred Compensation Plan, if any, shall be treated in accordance with the terms of that Plan.

         3. CONSIDERATION FOR ACCEPTANCE OF AGREEMENT. In consideration of Executive's acceptance of this Agreement and to resolve disputed issues between Executive and Cadence, and provided that on the Termination Date Executive executes a release in substantially the form of Section 4 of this Agreement, Cadence will provide Executive with the following, to which Executive otherwise would not be entitled:

                  a. a separation payment of $515,200.00 (minus gross salary paid from January 8, 2004 through January 30,
                           2004), less payroll deductions and withholdings required by law, and deductions requested by Executive, payable on the Termination Date, provided that the Executive has returned all confidential, proprietary and sensitive information to Tim Burch, Cadence's Senior Vice President, Human Resources and Organizational Development, including, but not limited, to all hard and soft copy Cadence documents, materials and files in Executive's possession.

                  b. vesting on the Effective Date of all outstanding options and restricted stock held by Executive, as enumerated in the attached schedule at Exhibit A. Executive will have the period of time following her Termination Date that is provided in the applicable stock option agreement(s) (each of which provides for no less than 30 days following the Termination Date; provided however, that in no event shall any option be exercisable following its expiration date) to exercise the vested but unexpired portions. Cadence will cause any affiliate legend to be removed promptly

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                           from the certificates representing shares purchased
                           on exercise of any of Executive's outstanding options.

                  c. If Executive elects to continue her medical, dental and vision insurance coverage under COBRA, Cadence shall pay Executive's monthly COBRA premium until June 30, 2005.

         4.       MUTUAL RELEASE OF CLAIMS.

                  a. Except as provided in Section 4(f) below, Executive irrevocably, fully and finally releases Cadence, its parent, subsidiaries, predecessors, successors, affiliates, employees, directors, officers, agents and executives ("Releasees") from all causes of action, claims, suits, demands or other obligations or liabilities, whether known or unknown, suspected or unsuspected, that Executive ever had or now has as of the time that Executive signs this Agreement. Except as provided in Section 4(f) below, the claims released include, but are not limited to, any claims arising from or related to Executive's employment with Cadence and with Simplex Solutions, Inc. and the termination of her employment with Cadence, the acquisition of Simplex Solutions, Inc. by Cadence and the Executive's compensation, including stock options and restricted stock Executive received in conjunction with that acquisition, including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Worker Benefits Protection Act, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the California Labor Code, the Employee Retirement Income and Security Act of 1974 (except for any vested right Executive has to benefits under an ERISA plan), the state and federal Worker Adjustment and Retraining Notification Act, and the California Business and Professions Code, any other local, state, federal, or foreign law governing employment and the common law of contract and tort.

                  b. Except as provided in Section 4(f) below, Cadence irrevocably, fully and finally releases Executive, as well as her heirs and assigns, from all causes of action, claims, suits, demands or other obligations or liabilities, whether known or unknown, suspected or unsuspected, that Cadence ever had or now has as of the time that Cadence signs this Agreement. Except as provided in Section 4(f) below, the claims released include, but are not limited to, any claims arising from or related to Executive's employment with Cadence and with Simplex Solutions, Inc. and the termination of her employment with Cadence, the acquisition of Simplex Solutions, Inc. by Cadence and the Executive's compensation, including stock options and restricted stock Executive received in conjunction with that acquisition, any local, state, federal, or foreign law governing employment and the common law of contract and tort.

                  c. The Parties each represent and warrant that neither has filed any claim, charge or complaint against the each other. Executive further warrants and represents that Executive has not filed any claim, charge or complaint against a Releasee. Additionally, except as provided in Section 4(f) below, each Party intends that this release of claims cover all claims, whether or not known to such Party.

                  d. Each Party recognizes the risk that, subsequent to the execution of this Agreement, such Party may incur loss, damage or injury, which such Party attributes to the

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

claims encompassed by this release. Each Party expressly assumes this risk by signing this Agreement and voluntarily and specifically waives any rights conferred by California Civil Code section 1542 which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  e. Each Party represents and warrants that there has been no assignment or other transfer of any interest in any claim by such Party that is covered by this release.

                  f. Notwithstanding anything in this Agreement to the contrary, this Section 4 shall not apply to (i) claims Executive may have against Cadence under the Indemnity Agreement between Executive and Cadence, which is attached hereto as Exhibit B, (ii) claims Cadence may have against the Executive under Executive's Noncompetition Agreement dated April 24, 2002 (as modified by Section 5(d) below) and (iii) claims Cadence may have against Executive under Executive's Employee Proprietary Information and Inventions Agreement dated April 22, 2002.

         5.       OBLIGATIONS.

                  a. On or prior to the Relinquish Date, Executive will have returned all Cadence property pursuant to the Executive's Exit Interview Checklist (such as Executive's computer, Blackberry, cellular phone and badge).

                  b. Executive specifically acknowledges her continuing obligations under the Noncompetition Agreement, dated April 24, 2002, (as modified by Section 5(d) below) which is attached hereto as Exhibit C, and that except as provided in Section 5(d), this Agreement is not intended to alter or modify those continuing obligations.

                  c. During Executive's employment, Executive has had access to Cadence's confidential and/or proprietary information, and such information belonging to third parties that Cadence has an obligation to keep confidential. Executive will continue to hold that information in confidence and will not disclose or use such information. Executive represents that Executive has returned to Cadence all copies and records in any form of such information. Executive further affirms that Executive received, read and understood Cadence's Code of Conduct while employed with Cadence, and abided by it. Executive specifically acknowledges her continuing obligations under Executive's Employee Proprietary Information and Inventions Agreement dated April 22, 2002 and her Noncompetition Agreement dated April 24, 2002 (as modified by Section 5(d) below).

                  d. Cadence acknowledges that Executive's continuing obligations under Section 1 of the Noncompetition Agreement, dated April 24, 2002, which is attached hereto as Exhibit B, shall terminate on December 31, 2004.

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

         6. CONFIDENTIALITY OF TERMINATION DISCUSSIONS AND AGREEMENT. From the date termination notice was given to Executive through the Effective Date of this Agreement shall be called the Notice Period. During the Notice Period, Executive will keep strictly confidential (both within and outside Cadence) the discussions concerning her termination from Cadence, including the fact and terms of this Agreement. During the Notice Period, Executive may only discuss her termination from Cadence and the fact and terms of this Agreement with her spouse and legal advisor, as long as Executive instructs those individuals to maintain the confidentiality of that information and they agree to do so. After Cadence issues an internal announcement regarding Executive's termination, in substantially the form attached hereto as Exhibit D, both Parties agree that, to the extent either Party discusses Executive's termination from Cadence, such Party will say no more about Executive's termination than what is stated in such announcement. After the Effective Date of this Agreement, Executive will continue to keep confidential the fact and terms of this Agreement, including the consideration to be provided to Executive under it, except that Executive may disclose that information to (a) Executive's spouse, legal advisor, and tax advisor, as long as Executive instructs those individuals to maintain the confidentiality of that information and they agree to do so or (b) the extent the information is otherwise publicly disclosed in a Securities and Exchange Commission filing made by the Company. Notwithstanding the preceding, it will not be a violation of this Section 6 for either Party to discuss Executive's termination if such Party is required to do so by legal process or required or requested to do so by an official investigative or judicial proceeding invoked by a governmental agency, other than disclosures by Executive pursuant to an investigative or judicial proceeding instigated by the actions of Executive.

         7. NONDISPARAGEMENT. During the Notice Period, and thereafter, the Parties agree not to criticize, denigrate, or make statements (whether oral or written) that would otherwise reflect negatively on the reputation of Executive, Releasees or Cadence's products, employment practices, compensation policies and practices or business practices. Additionally, Cadence agrees to instruct its executive officers and directors to comply with the preceding sentence. The Parties further agree that neither will aid, assist, advise, counsel, or testify on behalf of, any other person pursuing any claim, charge, or complaint adverse to the Executive or Releasees, including, but not limited to, Cadence and its executives, except to the extent either Party is required to do so by legal process or required or requested to do so by an official investigative or judicial proceeding invoked by a governmental agency (except in the case of Executive, pursuant to an investigative or judicial proceeding instigated by Executive). Executive and Cadence acknowledge that in the event of a breach of this paragraph, such breach will cause irreparable harm to the other Party. Executive warrants and agrees that in the event she breaches her obligations as enumerated in this paragraph, the $515,200 paid by Cadence to the Executive pursuant to this Agreement shall be immediately due and repayable by Executive to Cadence as liquidated damages; provided, however, that factual statements made by Executive as required by legal process or required or requested by an official investigative or judicial proceeding invoked by a governmental agency, other than statements made by Executive pursuant to an investigative or judicial proceeding instigated by Executive, shall not, in and of themselves, constitute a violation of this Section 7. Both Parties agree that, in the event the other Party breaches its obligations under this paragraph, the non-breaching Party shall be entitled to injunctive relief to prevent further conduct in violation of this paragraph, and to an award of judgment in the amount of all attorneys' fees necessarily and reasonably incurred by such Party to secure such relief.

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         8.       CONTINUED COOPERATION. During the Notice Period, and following the termination of employment, Executive shall fully cooperate with Cadence in all matters relating to her employment, including, but not limited to, the winding up of her pending work on behalf of Cadence and the orderly transfer of any such pending work to other executives of Cadence as may be designated by Cadence. In addition, Executive shall cooperate with Cadence, as requested by Ray Bingham, Chief Executive Officer of Cadence (or his successor(s)), Mr. Bingham's designees (or his successor(s)'s designees) or Cadence's Board of Directors on matters relating to the work she performed at Cadence, including, but not limited to, consulting with Cadence on matters related to customers, marketing, research and development and any legal matters that may arise in the future about which Executive has knowledge.

         9. REVIEW OF AGREEMENT; REVOCATION OF ACCEPTANCE. Executive has 21 days in which to review and consider this Agreement, although Executive is free to accept this Agreement anytime within that 21-day period. Executive is advised to consult with an attorney about the Agreement. If Executive accepts this Agreement, Executive will have an additional 7 days from the date that Executive signs this Agreement to revoke that acceptance, which Executive may effect by means of a written notice sent to R.L. Smith McKeithen. If this 7-day period expires without a timely revocation, this Agreement will become final on the eighth day following the date of Executive's signature, which date will become the "Effective Date" of this Agreement.

         10. FULL SATISFACTION OF COMPENSATION OBLIGATIONS; ADEQUATE CONSIDERATION. Executive agrees that the payments and benefits provided herein are in full satisfaction of all obligations of Cadence to Executive arising out of or in connection with Executive's employment through the Termination Date and in Executive's offer letter, dated April 22, 2002, including, without limitation, all compensation, salary, bonuses, reimbursement of expenses, and benefits. Executive further acknowledges that the separation payment and the vesting and acceleration of stock options and restricted stock grants provided for in Section 3 of this Agreement constitute adequate consideration for the covenants and releases given by the Executive in this Agreement.

         11. ARBITRATION. All claims, disputes, questions, or controversies arising out of or relating to this Agreement or to Executive's employment and the termination of that employment with Cadence, including, without limitation, the construction or application of any of the terms, provisions, or conditions of this Agreement, will be resolved exclusively in final and binding arbitration in accordance with the Arbitration Rules and Procedures, or successor rules then in effect, of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). The arbitration will be held in the San Jose, California, metropolitan area, and will be conducted and administered by JAMS. Executive and Cadence will select a mutually acceptable, neutral arbitrator from among the JAMS panel of arbitrator. Except as provided by this Agreement, the Federal Arbitration Act will govern the administration of the arbitration proceedings. The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. Executive and Cadence will each be allowed to engage in adequate discovery, the scope of which will be determined by the arbitrator consistent with the nature of the claim(s) in dispute. The arbitrator will have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and will apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator will render a written award and supporting opinion that will set forth the arbitrator's findings of fact and conclusions of law. Judgment upon the award may be entered in any court of competent jurisdiction. Cadence will pay the arbitrator's fees, as well as all administrative fees, associated with the arbitration. Each party will be responsible for paying their own attorneys' fees and costs (including expert witness fees and costs, if any). However, in the event a party prevails at arbitration on a statutory claim that entitles the prevailing party to reasonable attorneys' fees as part of the costs, then the arbitrator may award those fees to the prevailing party in accordance with that statute.

         12. NO ADMISSION OF LIABILITY. Nothing in this Agreement will constitute or be construed in any way as an admission of any liability or wrongdoing whatsoever by Cadence or Executive.

         13. INTEGRATED AGREEMENT. This Agreement is intended by the parties to be a complete and final expression of their rights and duties respecting the subject matter of this Agreement, except that nothing in this Agreement is intended to negate Executive's continuing obligations under Cadence's Employee Proprietary Information and Inventions Agreement, dated April 22, 2002, and Executive's Noncompetition Agreement, dated April 24, 2002, (as modified by Section 5(d)) or any other agreement governing the disclosure and/or use of proprietary information, which Executive signed while working with Cadence or its predecessors; nor to waive any of Executive's obligations under state and federal trade secret laws.

         14. MODIFICATION. This Agreement may not be modified unless such modification is embodied in writing, signed by the party against whom the modification is to be enforced.

         15. SEVERABILITY. In the event that any part of this Agreement is found to be void or unenforceable, all other provisions of the Agreement will remain in full force and effect.

         16. GOVERNING LAW. This Agreement will be governed and enforced in accordance with the laws of the State of California without regard to its conflict of laws provision.

                             EXECUTION OF AGREEMENT

         The parties execute this Agreement to evidence their acceptance of it.

         Dated: 12/24/03                     By:  /s/ Penelope A. Herscher
                                                 -------------------------------

                                                           Penelope A. Herscher

                                             CADENCE DESIGN SYSTEMS, INC.

         Dated:  12/24/03                    By: /s/ R.L. Smith McKeithen
                                                 -------------------------------
                                                   R.L. Smith McKeithen
                                                 Senior Vice President, General
                                                      Counsel and Secretary

                                    EXHIBIT B

                               INDEMNITY AGREEMENT

         This Indemnity Agreement (this "Agreement"), dated as of April 1, 2003, is made by and between Cadence Design Systems, Inc., a Delaware corporation (the "Company"), and Penelope Herscher, Executive Vice President of the Company (the "Indemnitee").

                                    RECITALS

         A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

         B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

         C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors;

         D. The Company believes that it is unfair for its directors and officers and the directors and officers of its subsidiaries to assume the risk of large judgments and other expenses that may be incurred in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

         E. The Company recognizes that the issues in controversy in litigation against a director or officer of a corporation such as the Company or a subsidiary of the Company are often related to the knowledge, motives and intent of such director or officer, that the Indemnitee is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director or officer can reasonably recall such matters; and may extend beyond the normal time for retirement for such director or officer with the result that the Indemnitee, after retirement or in the event of the Indemnitee's death, the Indemnitee's spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director or officer from serving in that position;

         F. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its officers and directors and the officers and directors of its subsidiaries, and to assume for itself maximum liability for claims against such persons in connection with their service;

         G. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company and/or the subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or the subsidiaries of the Company; and

         H. The Indemnitee is willing to serve, or to continue to serve, the Company and/or the subsidiaries of the Company that the Indemnitee is furnished the indemnity provided for herein.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Definitions.

                  (a) Covered Person. For purposes of this Agreement, a "covered person" shall include the Indemnitee and any heir, executor, administrator or other legal representative of the Indemnitee following the Indemnitee's death or incapacity.

                  (b) Expenses. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the Delaware General Corporation Law or otherwise.

                  (c) Proceeding. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, legislative, investigative or any other type whatsoever, and including any of the foregoing commenced by or on behalf of the Company, derivatively or otherwise.

                  (d) Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, and one or more other subsidiaries, or by one or more other subsidiaries.

         2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve the Company and/or its subsidiaries in the Indemnitee's present capacity, so long as the Indemnitee is duly appointed or elected or until such time as the Indemnitee tenders a written resignation, provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

         3.       Maintenance of Liability Insurance.

                  (a) The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an officer or director of the Company or any of its subsidiaries, and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of such service, the Company, subject to Section 3(b), shall use reasonable efforts to obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

                  (b) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

         4.       Mandatory Indemnification.

                  (a) Right to Indemnification. In the event a covered person was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that the Indemnitee is or was a director, officer or employee of the Company (including any subsidiary or affiliate thereof or any constituent corporation or any of the foregoing absorbed in any merger) or is or was serving at the request of the Company (including such subsidiary, affiliate or constituent corporation) as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, such person shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise and other taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue after the Indemnitee has ceased to serve in such capacity and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except for a proceeding pursuant to
Section 7, the Company shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

                  (b) Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a covered person for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, forfeitures, attorneys' fees, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to such person by D&O Insurance.

                  (c) Partial Indemnification. If a covered person is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, forfeitures, attorneys' fees, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by the Indemnitee in the investigation, defense, settlement or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify such person for such total amount except as to the portion thereof to which the Indemnitee is not entitled.

         5. Mandatory Advancement of Expenses. The Company shall pay all expenses incurred by a covered person, or in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred in advance of the final disposition of such proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to the payment of such expenses by the Company.

         6.       Notice and Other Indemnification Procedures.

                  (a) Promptly after receipt by a covered person of notice of the commencement of or the threat of commencement of any proceeding, such person shall, if such person believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                  (b) If, at the time of the receipt of a notice of the commencement of a proceeding, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the covered person, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  (c) In the event the Company shall be obligated to advance the expenses for any proceeding against the covered person, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the covered person (such approval not to be unreasonably withheld or delayed), upon the delivery to the covered person of written notice of its election so to do. After delivery of such notice, approval of such counsel by the covered person and the retention of such counsel by the Company, the Company will not be liable to the covered person under this Agreement for any fees of counsel subsequently incurred by the covered person with respect to the same proceeding, provided that (i) the covered person shall have the right to employ separate counsel in any such proceeding at the covered person's expense; and (ii) if (A) the employment of counsel by the covered person has been previously authorized by the Company, (B) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, or (C) it is determined by legal counsel for the Company and the Indemnitee that a conflict of interest exists requiring the Indemnitee to retain separate counsel, the fees and expenses of the covered person's counsel shall be at the expense of the Company.

         7. Right of Indemnitee to Bring Suit. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the covered person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover and advancement of expenses pursuant to the terms of an undertaking, the covered person shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by a covered person to enforce a right to indemnification hereunder (but not in a suit brought by a covered person to enforce a right to an advancement of expenses) it shall be a defense that indemnification is not permitted by applicable law. Further, in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that indemnification is not permitted by applicable law. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the covered person is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that indemnification is not proper, shall create a presumption that the covered person is not entitled to indemnification or, in the case of such a suit brought by a covered person, be a defense to such suit. In any suit brought by a covered person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the covered person is not entitled to be indemnified, or to such advancement of expenses, shall be on the Company.

         8. Limitation of Actions and Release of Claims. No proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any subsidiary against the Indemnitee, the Indemnitee's spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such proceeding is based; however, in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of
(i) the date the Company or any subsidiary of the Company discovers such facts, or (ii) the date the Company of any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This Section 8 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee's knowledge.

         9. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee or any covered person may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying the Indemnitee's position as an officer, director or employee of the Company, and the Indemnitee's right hereunder shall continue after the Indemnitee has ceased to so act and shall inure to the benefit of any heir, executor, administrator or other legal representative of the Indemnitee.

         10. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

         11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever,
(i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to Section 10 hereof.

         12. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         13. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

         14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) upon receipt, if delivered by hand, or (ii) on the third business day after the mailing date, if mailed by certified or registered mail with postage prepaid. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         15. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware.

         16. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement

         The parties hereto have entered into this Indemnity Agreement effective as of the date first above written,

                                  CADENCE DESIGN SYSTEMS, NC.

                                  By: /s/ R.L.Smith McKeithen
                                      ------------------------------
                                        RL. Smith McKeithen
                                        Sr. Vice President, General Counsel and
                                        Secretary

                                  INDEMNITEE

                                  /s/ Penelope Herscher
                                  ----------------------------------------------
                                  Name: Penelope Herscher

                                  Address: _____________________________________

                                           _____________________________________

                                    EXHIBIT C

                            NONCOMPETITION AGREEMENT

                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of April 24, 2002, by and among Cadence Design Systems, Inc., a Delaware corporation ("Parent"), Simplex Solutions, Inc., a Delaware corporation (the "Company"), and Ms. Penelope A. Herscher ("Stockholder"). The Closing Date, as defined in the Merger Agreement (as defined below), shall be the "Effective Date" of this Agreement.

                                    RECITALS

         A. Parent and the Company are engaged in the research, design and development of electronic design automation software and products, such products containing hardware, software and both hardware and/or software products, designs and solutions for, and all intellectual property embodied in the foregoing, and in commercial electronic design services and/or maintenance services, such services including all intellectual property embodied in the foregoing (the "Business").

         B. The Company has entered into an Agreement and Plan of Merger with Parent and Zodiac Acquisition, Inc. ("Acquisition"), a wholly-owned subsidiary of Parent (the "Merger Agreement"), dated as of April 24, 2002, which provides (subject to the conditions set forth therein) for the merger of Acquisition with and into the Company with the Company as the surviving corporation (the "Merger"). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent, and Stockholder will receive shares of common stock of Parent in exchange for Stockholder's shares of capital stock of the Company. Capitalized terms used but not defined herein shall have their respective meanings set forth in the Merger Agreement.

         C. As a condition and essential inducement to Parents and Acquisition's willingness to enter into the Merger Agreement and in consideration of the transactions contemplated by the Merger Agreement, including Stockholder's receipt of Merger Consideration in the Merger, Stockholder has agreed to the noncompetition, nonsolicitation, confidentiality and other agreements set forth in this Agreement In addition, Stockholder has been offered and, concurrently with the execution of this Agreement, has accepted employment with Parent contingent upon closing of the transactions contemplated by the Merger pursuant to the terms of a written employment agreement ("Employment Agreement").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Stockholder hereby covenants and agrees as follows:

         1.       NONCOMPETITION.

                  (a) During the period commencing at the Effective Date and ending on the date that is three (3) years after the date on which the Effective Date occurs, Stockholder shall not, directly or indirectly (including, without limitation, through any existing or future Affiliate (as defined below)), own, manage, operate, control, enable (whether by license, sublicense, assignment or otherwise) or otherwise engage or participate in, or be a securityholder, director, officer, employee, partner' member, lender, guarantor or advisor of, or consultant to, any company, limited liability company, partnership or other Person (as defined below) that, directly or indirectly, (1) engages in the Business in the Business Area (as defined below), (2) competes in the Business in the Business Area against Parent or any of its existing or future Affiliates engaged in the Business, or (3) markets, distributes or sells any products that are marketed, distributed or sold, directly or indirectly through intermediaries, in the Business Area that are competitive to Business products marketed sold or distributed by Parent or any of its existing or future Affiliates. Without limiting the generality of the foregoing, Stockholder shall not, directly or indirectly (including, without limitation, through any existing or future Affiliate or any other Person in which Stockholder has an interest):

                           (i)      engage in research, development,
                                    manufacture, licensing, marketing,
                                    distribution or sale of any existing or
                                    future products or services relating to the Business;

                           (ii) have any interest in, own, manage, operate, control, be a securityholder (except as permitted by Section 1(b)), joint venturer, officer, director, agent, lender, representative, partner or securityholder of, or consultant to, or otherwise engage or invest or participate in, the Business or any Person that takes any of the actions described in clauses (1), (2) and (3) of this subsection (a);

                           (iii) accept any business relating to the Business from any existing or prospective Business customer of Parent or any existing or future Affiliate of Parent engaged in the Business, or solicit or encourage any such customer to terminate or adversely alter any relationship with respect to the Business much Person may have with Parent or any of its existing or future Affiliates engaged in the Business; or

                           (iv) market, sell, distribute, endorse or promote any products or services that are competitive with existing or future Business products or services of Parent or any of its existing or future Affiliates engaged in the Business.

                  (b)      Notwithstanding anything to the contrary set forth in
Section 1(a):

                           (i) Stockholder may own (solely as a passive investor) securities in any publicly-held company that may be engaged in the Business, hut only to the extent Stockholder does not own, of record or beneficially, more than an aggregate of two percent (2%) of the outstanding Securities of such company that represent (either directly or upon conversion or exchange of any other securities) equity ownership thereof; and

                           (ii) In connection with Stockholder's employment with any Person, Stockholder may engage in activities that are encompassed within the Business, provided (A) that the results of Stockholder's activities are used by Stockholder's employer solely for internal purposes for The development of integrated circuits to be manufactured by such employer and not for sale, license or use by third parties and (B) Stockholder a employer does not compete with Parent or any existing or future Affiliates of Parent in the Business.

                  (c) The restrictions set forth in this Section 1 shall apply worldwide (the "Business Area").

                  (d) As used herein, "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such first Person.

                  (e) As used herein, "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity, including any Governmental Entity.

         2. NONSOLICITATION OF EMPLOYEES. During the period commencing at the Effective Date and ending on the date that is three (3) years alter the date on which the Effective Date occurs, Stockholder shall not, either on his or her own account or for any company, limited liability company, partnership, joint venture or other Person (including, without limitation. through any existing or future Affiliate), solicit any employee of Parent or any existing or future Affiliate of Parent to leave his or her employment or induce or attempt to induce any such employee to terminate or breach his or her employment agreement with Parent or any existing or future Affiliate of Parent, if any. Notwithstanding the foregoing, Stockholder may place general advertisements for prospective employees, either on his or her own account or for any company, in media and in other forms directed to the general public, including but not limited to newspapers, television, radio and non-Business specific Internet job boards; provided that the hiring of any employee of Parent or any of its existing or future Affiliates responding thereto shall be deemed a solicitation of such person.

         3. NONSOLICITATION OF CUSTOMERS AND SUPPLIERS. During the period commencing at the Effective Date and ending on the date that is three (3) years after the date on which the Effective Date occurs, Stockholder shall not, directly or indirectly (including, without limitation, through any existing or future Affiliate), solicit, cause in any part or encourage any current or future customer of or supplier to Parent or any existing or future Affiliate of Parent to cease doing business in whole or in part with Parent or any such Affiliate with respect to the Business.

         4. CONFIDENTIALITY. Stockholder has entered into an Employee Proprietary Information and Inventions Agreement with Parent. The provisions of
Section 1 of such agreement are hereby incorporated by reference herein.

         5. STAY OF TIME. In the event a court of competent jurisdiction or other Person mutually selected by the parties to resolve any dispute (collectively a "Court") has determined that Stockholder has violated the provisions of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended as of the date of such violation and shall be extended for the period of time from the date such violation commenced through the date that the Court determines that such violation has permanently ceased.

         6. INJUNCTIVE RELIEF. The remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Stockholder of this Agreement, Parent and its existing and future Affiliates, if any, shall be entitled to an injunction restraining Stockholder from breaching or otherwise violating any provision of this Agreement. Nothing herein contained shall be construed as prohibiting Parent and its existing and future Affiliates, from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Stockholder.

         7. NOTICE. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (c) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (d) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted:

         if to Parent or Acquisition, to:

                  Cadence Design Systems, Inc.
                  2655 Seely Avenue
                  San Jose, CA 95134
                  Telecopier: (408) 944-6855
                  Attention: General Counsel

                  with a copy to:

                  Gibson. Dunn & Crutcher LLP
                  One Montgomery Street Telesis Tower
                  San Francisco, CA 94104
                  Telecopier: (415) 986-5309
                  Attention: Gregory J. Conklin, Esq.

         if to Stockholder, to:

         Ms. Penelope A. Herscher
         _________________________
         _________________________
         _________________________

or to such other address as the person to whom notice is given may have previously furnished to the other, in writing in the manner set forth above. Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other moans (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

         8. SEPARATE COVENANTS. This Agreement shall be deemed to consist of a series of separate covenants, one for each line of business included within the Business as it may be conducted by Parent and its existing and future Affiliates and its successors, if any, on or after the date hereof, and each city, county, state, country or other region included within the Business Area. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a Court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Parent and Stockholder that this Agreement shall be construed by the Court in such a manner as to impose only those restrictions on the conduct of Parent and Stockholder that are reasonable in light of the circumstances as they then exist and as are necessary to assure Parent and its existing and future Affiliates of the intended benefit of this Agreement. If, in any proceeding, a Court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure Parent and its existing and future Affiliates of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

         9. SEVERABILITY. If any provision of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state or other jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

         10.      GOVERNING LAW; ARBITRATION.

                  (a) This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Delaware.

                  (b) Each of the parties expressly agrees that to the extent permitted by law and to the extent that the enforceability of this Agreement is not thereby impaired, any and all disputes, controversies or claims between Patent and Stockholder arising from or relaxing to this Agreement, except for matters covered by Section 6 hereof, shall be determined exclusively by final and binding arbitration before a single arbitrator in accordance with then existing rules of the American Arbitration Association ("AAA").

                  (c) The arbitration shall be held in the San Jose, California metropolitan area, and shall be administered by the AAA. Under such proceeding, the parties shall select a mutually acceptable, neutral arbitrator from among the AAA panel of arbitrators. In the event the parties cannot agree on an arbitrator, the Administrator of AAA shall appoint an arbitrator. Neither party nor the arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties, except as may be compelled by court order. Except as provided herein, the Federal Arbitration Act shall govern the interpretation and enforcement of such arbitration and all proceedings. The arbitrator shill apply the substantive law (and the law of remedies, if applicable) of the State of Delaware, or Federal law, if Delaware law is preempted, and the arbitrator is without jurisdiction to apply any different substantive law. The parties agree that both parties will be allowed to engage in adequate discovery, the scope of which will be determined by the arbitrator, consistent with the nature of the claims in dispute. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award that shall include a written statement of opinion setting forth the arbitrator's findings of fact and conclusions of law. Judgment upon the award may be entered in any court having jurisdiction thereof. The parties intend this arbitration provision to be valid, enforceable, irrevocable and construed as broadly as possible.

                  (d) Costs of arbitration, except attorneys' fees or expert fees that Stockholder may incur, shall be borne and paid by Parent. If any party prevails on a statutory claim that entitles the prevailing party to reasonable attorneys' fees (with or without expert fees), the arbitrator may award reasonable attorneys' fees (with or without expert fees) to the prevailing party in accord with such statute.

                  (e)      Notwithstanding the foregoing provisions of this
Section 10, either Stockholder or Parent may seek and obtain otherwise available injunctive relief in a court of competent jurisdiction for any violation this Agreement that cannot be adequately remedied at law or in arbitration. Any such injunctive proceedings shall be without prejudice to any rights Parent or Stockholder may have under this Agreement to obtain relief in arbitration with respect to such matters. The parties hereto hereby consent to the jurisdiction of Sate and federal courts located in the State of Delaware for purposes of this clause (e).

         11.      AMENDMENTS AND WAIVERS.

                  (a) This Agreement may be modified only by a written instrument duly executed by each party hereto.

                  (b) No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under applicable law.

         12. ATTORNEYS' FEES. Should any litigation, arbitration or other proceeding be commenced between the parties concerning this Agreement (including, without limitation, the enforcement hereof and the rights and duties of the parties hereunder), the party prevailing shall be entitled, in addition to such other relief as may be granted, such party's attorneys' fees and expenses in connection with such litigation, arbitration or other proceeding.

         13. ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement and the ancillary documents referred to in the Merger Agreement and executed in connection therewith, contains the entire understanding of the parties, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof.

         14. COUNTERPARTS, FACSIMILE. This Agreement may be executed by the parties in separate counterparts and by facsimile, each of which, when so executed and delivered, shall be enforceable against the parties actually executing such counterparts, and all of which, when taken as a whole, shall constitute one and the same instrument.

         15. SECTION HEADINGS AND REFERENCES. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof. All references herein to a Section arc references to a Section of this Agreement, unless otherwise specified, and include all subparts thereof.

         16. ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that Parent may assign its rights hereunder, without the consent of Stockholder, to any existing or future Affiliate of Parent and to any Person that acquires or succeeds to all or any part of the Business. No such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         17. FURTHER ASSURANCES. From time to time, at Parent's request and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further action as reasonably requested by Parent to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement.

         18. EXPENSES. Each party hereto shall pay his, her or its own expenses in connection with this Agreement.

         19. TERM; TERMINATION. The term of this Agreement commences on the Effective Date and shall terminate the earlier of either (i) three (3) years from the Effective Date, or (2) in the event Parent fails to pay any amounts due to Stockholder pursuant to Section 5 of the Employment Agreement within a reasonable time after either Parent agrees or an arbitrator has determined in its written statement of opinion delivered pursuant to Section 14 of the Employment Agreement that Stockholder was terminated without cause (as defined in the Employment Agreement) or Stockholder resigned with good reason (as defined in the Employment Agreement).

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                           CADENCE DESIGN SYSTEMS, INC.

                                           By: /s/ William Porter
                                               ----------------------------
                                           Name:   William Porter
                                           Title:  Sr. VP & CFO

                                           SIMPLEX SOLUTIONS, INC.

                                           By: /s/ Luis Buhler
                                               ----------------------------
                                           Name:   Luis Buhler
                                           Title:  CFO

                                           STOCKHOLDER

                                           By: /s/ Penelope A. Herscher
                                               ----------------------------
                                           Name:   Penelope A. Herscher

                                    EXHIBIT D

                              FORM OF ANNOUNCEMENT

To:   All Cadence
From: Ray Bingham

Re:   Penny Herscher

Penny has decided to step down from her position as Executive Vice President and General Manager of the Design and Verification Division. This change is effective immediately.

Since the formation earlier this year of the design and verification division, we have made great strides in establishing our presence and technology in the marketplace. [Additional internal communication items to be added.]

Since joining Cadence in 2002, Penny has made many important contributions. As Chief Marketing Officer, she rearchitected our marketing programs, and led strategic planning and the Cadence Design Foundry business. As the first head of the new Design and Verification division, she brought focus to our customers' needs in this critical area, and zeal in establishing Cadence's solutions in this space. And as a member of my executive team, she has made important contributions to our technology roadmap, our merger and acquisitions strategy, and our communications with our customers, investors and partners.

As we go into 2004, Penny has decided that she wants to step back from an operating role at Cadence, as she repositions herself to be a chief executive officer. During the course of the New Year, while she identifies such an opportunity, Penny intends to spend time with her family and work with me as needed to transition her responsibilities and duties. I am grateful for Penny's contributions to Cadence, and I know that you will join me in wishing her luck in her future endeavors.